Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.

Ron Santilli

Chief Financial Officer

415-657-5500

Investor Relations

John Mills

ICR, Inc.

646-277-1254

john.mills@icrinc.com

Cutera Announces Preliminary Financial Results for

First Quarter of 2017 and Planned Management Change

Preliminary Revenue Exceeds Previous Guidance

BRISBANE, California, April 20, 2017 ─ Cutera, Inc. (CUTR) (“Cutera” or the “Company”), a leading provider of laser and energy-based aesthetic systems for practitioners worldwide, today announced certain preliminary, unaudited, financial results for the first quarter of 2017. The Company expects revenue will be approximately $29.0 million, which represents growth of approximately 30 percent compared to the first quarter of 2016.

James Reinstein, President and Chief Executive Officer stated, “Cutera delivered excellent topline results in Q1 with accelerating growth trends, which have extended to eleven consecutive quarters of double-digit growth. We achieved the highest Q1 revenue in the history of the company with near record revenue growth in North America and several international markets demonstrating renewed strength. The Cutera team continues to deliver and even exceed on expectations.”

The Company’s growth was driven by multiple product families with the enlighten platform, the tattoo and skin revitalization product, providing the most significant contribution. The higher than expected revenue performance provides the Company confidence to reaffirm that the loss per share is expected to be on the favorable side of the previously provided EPS guidance of ($0.06) – ($0.08).

Additionally, the Company announced that Executive Vice President and Chief Financial Officer, Ronald J. Santilli, will depart the company after 16 years of service. Mr. Santilli will remain in his current role and will assist with an orderly transition for up to three months following the appointment of a successor. The Company has initiated a search to identify a replacement.

Mr. Santilli commented, “I am honored to have served as the Chief Financial Officer of Cutera during its early stage development and being a part of the team that transformed the Company into a global market leader. This has been the most professionally rewarding experience of my career and I am proud of all that we have accomplished. Looking ahead, I believe that James and the rest of the talented leadership team will continue growing revenue, improving profits, and increasing shareholder value.”

The Company plans to release actual first quarter 2017 financial results on Monday, May 1, 2017 after market close.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. The forward-looking statements include preliminary, unaudited, revenue and loss per share performance for the first quarter ended March 31, 2017 and financial performance trends. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. Potential risks and uncertainties that could affect Cutera's business and cause its financial results to differ materially from those contained in the forward-looking statements include review of our financial results for the first quarter of 2017, including consultation with our independent auditors, and others that are described in the section entitled, “Risk Factors” in its most recent Form 10-K as filed with the Securities and Exchange Commission on March 15, 2017. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.